Exhibit 10.16

FIRST AMENDMENT TO THE

LSF9 CYPRESS PARENT LLC

LONG TERM INCENTIVE PLAN

WHEREAS, LSF9 Cypress Parent LLC maintains the LSF9 Cypress Parent LLC Long Term Incentive Plan (the “Plan”);

WHEREAS, Section 6.5 of the Plan provides that the Administrator (as defined in the Plan) may amend the terms of the Plan so long as such amendment does not reduce the aggregate amount reasonably expected to be paid to a Participant (as defined in the Plan) under the Plan or impair the economic rights of a Participant under the Plan without such Participant’s prior written consent; and

WHEREAS, the Administrator of the Plan has determined to amend Section 3.3(b) of the Plan, and has determined that such amendment will not adversely affect in any manner the rights of Participants under the Plan.

NOW, THEREFORE, the Administrator hereby approves the following:

1. Section 3.3(b) of the Plan is hereby amended and restated to read as follows:

(b) Following a Monetization Event that results in or occurs after at least a 15% Cumulative IRR has been first achieved, the relevant amount set forth in the table below, minus any amounts previously credited to the Incentive Pool, shall be credited to the Incentive Pool based on the Cumulative IRR then achieved.

Cumulative IRR	Amount to Credit to Incentive Pool

14.99% or less	$0

15% up to 20.0%	9.5% of marginal Proceeds that result in Cumulative IRR in excess of 0%

20.1% up to 25.0%	12.0% of marginal Proceeds that result in Cumulative IRR in excess of 20.1%

25.1% up to 35.0%	14.0% of marginal Proceeds that result in Cumulative IRR in excess of 25.1%

35.1% up to 50%	17.0% of marginal Proceeds that result in Cumulative IRR in excess of 35.1%

50.1% up to 100.0%	19.0% of marginal Proceeds that result in Cumulative IRR in excess of 50.1%

Over 100%	9.5% of marginal Proceeds that result in Cumulative IRR in excess of 100%

IN WITNESS WHEREOF, this First Amendment to the LSF9 Cypress Parent LLC Long Term Incentive Plan is executed as of this 6th day of July, 2016.

By:	/s/ Kyle Volluz
Name:	Kyle Volluz
Title:	Plan Administrator